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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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

                    CITIGROUP INC.                                          CITIGROUP FUNDING INC.
(Exact Name of Registrant as Specified in Its Charter)      (Exact Name of Registrant as Specified in Its Charter)

                      DELAWARE                                                      DELAWARE
               (State of Incorporation                                       (State of Incorporation
                     or Organization)                                             or Organization)

                       52-1568099                                                   42-1658283
          (I.R.S. Employer Identification no.)                         (I.R.S. Employer Identification no.)

                                                      399 Park Avenue
                                                   New York, New York 10043
                                        (Address of Principal Executive Offices) (Zip Code)
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

     If this form relates to the registration of a               If this form relates to the registration of a
     class of securities pursuant to Section 12(b)               class of securities pursuant to Section 12(g)
     of the Exchange Act and is effective pursuant               of the Exchange Act and is effective pursuant
     to General Instruction A.(c), please check the              to check the General Instruction A.(d),
     following box. |X|                                          please following box. |_|
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

Securities Act registration statement file numbers to which this form relates: 333-132370; 333-132370-01
                                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
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
                    Title of Each Class                                   Name of Each Exchange on Which
                    to be so Registered                                   Each Class is to be Registered
                    -------------------                                   ------------------------------
Stock Market Upturn Notes(SM)Based Upon the Nikkei 225 Stock                   American Stock Exchange
Average(SM) Due 2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                                          None
                                                     (Title of class)
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Item 1.  Description of Registrants' Securities to be Registered.

          For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 8 through 20 of Citigroup Funding Inc.'s Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages PS-2 through PS-6, PS-7 through PS-10 and PS-11 through PS-16, respectively, of the Registrants' related preliminary Pricing Supplement, Subject to Completion, dated April 17, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Pricing Supplement, Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

          99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registrants' automatic shelf registration statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-01) (the "Registration Statement").

          99 (B). Prospectus Supplement dated April 13, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated April 13, 2006.

          99 (C). Preliminary Pricing Supplement describing the Stock Market Upturn Notes Based Upon the Nikkei 225 Stock Average Due 2007, Subject to Completion, dated April 17, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(3) dated April 19, 2006.

          99 (D). Senior Debt Indenture among the Registrants and JPMorgan Chase Bank, N.A., dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     Citigroup Inc.
                                               (Registrant)


                                     By: /s/ Charles E. Wainhouse
                                         ------------------------------
                                         Name:    Charles E. Wainhouse
                                         Title:   Assistant Treasurer



                                     Citigroup Funding Inc.
                                               (Registrant)


                                     By: /s/ Geoffrey S. Richards
                                         -------------------------------------
                                         Name:    Geoffrey S. Richards
                                         Title:   Vice President and Assistant
                                                  Treasurer


  Date:  May 22, 2006



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                                INDEX TO EXHIBITS

Exhibit No.                                   Exhibit
-----------                                   -------

99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registration Statement.

99 (B). Prospectus Supplement, dated April 13, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated April 13, 2006.

99 (C). Preliminary Pricing Supplement describing the Stock Market Upturn Notes(SM) Based Upon the Nikkei 225 Stock Average(SM) Due 2007, Subject to Completion, dated April 17, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(3) dated April 19, 2006.

99 (D). Senior Debt Indenture among the Registrants and JPMorgan Chase Bank N.A., dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

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